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                                                                       EXHIBIT 5
                                [MWE Letterhead]



                                             August 2, 1994


Mississippi Chemical Corporation
P.O. Box 388
Yazoo City, Mississippi  39194

     Re:  Mississippi Chemical Corporation
          Registration Statement on Form S-1
          File No. 33-54573
          ----------------------------------

Ladies and Gentlemen:

          This opinion is rendered in connection with the filing by Mississippi Chemical Corporation (the "Company") of its Registration Statement on Form
S-1 (the "Registration Statement") with the Securities and Exchange Commission with respect to the registration under the Securities Act of 1933, as amended, of 5,520,000 shares of its common stock, $.01 par value (the "Registered Stock"). Of the Registered Stock, 3,200,000 shares are being offered for sale by the Company, 1,600,000 shares are being offered for sale by certain shareholders of the Company and 720,000 shares are subject to an over-allotment option granted to the Underwriters by the Company and certain shareholders.

          In arriving at the opinion expressed below, we have examined the Registration Statement and such other documents as we have deemed necessary to enable us to express the opinion hereinafter set forth. In addition, we have examined and relied upon, to the extent we deemed proper, certificates of officers of the Company as to factual matters, and on the originals or copies, certified or otherwise identified to our satisfaction, of all such corporate records of the Company and such other instruments and certificates of public officials and other persons as we have deemed appropriate. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the genuineness of all signatures on documents reviewed by us and the legal capacity of natural persons.

          Our opinion herein is limited to United States Federal law, the internal laws of the State of Illinois and New York and



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Mississippi Chemical Corporation
August 2, 1994
Page 2


the Mississippi Business Corporation Act. We express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws.

          Based upon and subject to the foregoing, we are of the opinion that the Registered Stock, upon issuance and sale in accordance with the terms and conditions set forth in the Registration Statement, will be validly issued, fully paid and non-assessable.

          We hereby consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement and to the use of this opinion as an exhibit to the Registration Statement.

                                  Very truly yours,



                                  /s/ McDermott, Will & Emery

FWA/LMK